Exhibit 3.30

CERTIFICATE OF INCORPORATION

OF

CBL, ACQUISITION CORP.

* * * * *

1. The name of the corporation is CBL Acquisition Corp.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Two Thousand Five Shares (2,500); par value of One Dollar ($1.00) each.

5. The name and mailing address of each incorporator is as follows;

NAME	MAILING ADDRESS
Barbara A. Widra	600 Travis, Suite 5800
Houston, Texas 77002

The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Alan J. Hill	600 Travis, Suite 5800 Houston, Texas 77002

E. Daniel Leightman	600 Travis, Suite 5800 Houston, Texas 77002

Diane K. Schumacher	600 Travis, Suite 5800 Houston, Texas 77002

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

8. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of March, 2000.

/s/ Barbara A. Widra
Barbara A. Widra

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CBL ACQUISITION CORP.

* * * * * *

CBL Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of CBL Acquisition Corp. be amended by changing Article 1. thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is Cooper B-Line, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said CBL Acquisition Corp. has caused this certificate to be signed by Terrance V. Helz, its Secretary, this 1st day of May, 2000.

CBL Acquisition Corp.

By:	/s/ Terrance V. Helz
Terrance V. Helz, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

OF

B-LINE SYSTEMS, INC.

(an Illinois corporation)

AND

B-LINE SYSTEMS MANUFACTURING, INC.

(a Delaware corporation)

INTO

COOPER B-LINE, INC.

(a Delaware corporation)

It is hereby certified that:

1.	Cooper B-Line, Inc. (hereinafter referred to as the “Corporation”) is a. business corporation of the State of Delaware.

2.	The Corporation is the owner of all of the outstanding shares of common stock of B-Line Systems, Inc., which is a business corporation incorporated under the laws of the State of Illinois, and B-Line Systems Manufacturing, Inc., which is a business corporation incorporated under the laws of the State of Delaware.

3.	The laws of jurisdiction of organization of B-Line Systems. Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4.	Pursuant to the provisions of the Delaware General Corporation Law and the provisions of the Illinois Business Corporation Act, the Corporation hereby merges B-Line Systems, Inc. and B-Line Systems Manufacturing, Inc. with and into the Corporation.

5.	The following is a copy of the resolutions adopted on December 15, 2000, by the Board of Directors of the Corporation to merge the said B-Line Systems, Inc. and B-Line Systems Manufacturing, Inc. with and into the Corporation, with the Corporation thereafter being the surviving corporation:

PLAN OF MERGER

RESOLVED, that Cooper B-Line, Inc., a Delaware corporation and the owner of all of the outstanding shares of B-Line Systems, Inc., which is a business corporation incorporated under the laws of the State of Illinois, and B-Line Systems Manufacturing, Inc., which is a business corporation incorporated under the laws of the State of Delaware (hereinafter referred to as the “Merging Corporations”), hereby merges the Merging Corporations into Cooper B-Line, Inc., pursuant to the provisions of Section 253 of the Delaware General Corporation Law and Section 11.30 of the Illinois Business Corporation Act;

RESOLVED, that the separate existence of the Merging Corporations shall cease upon the effective date of the merger pursuant to the provisions of the Delaware General Corporation Law and the provisions of the Illinois Business Corporation Act, and Cooper B-Line, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the Delaware General Corporation Law;

RESOLVED, that the Certificate of Incorporation of Cooper B-Line, Inc. is not amended in any respect by this Plan of Merger;

RESOLVED, that the issued shares of the Merging Corporations shall not be converted or exchanged in any manner, but each said share which is issued as of the time the merger takes effect shall be surrendered and extinguished;

RESOLVED, that each share of Cooper B-Line, Inc. outstanding immediately prior to the time the merger takes effect is to be an identical outstanding share of Cooper B-Line, Inc. after the time the merger takes effect;

RESOLVED, that no shares of Cooper B-Line, Inc. and no shares, securities, or obligations convertible into such shares are to be issued or delivered under this Plan of Merger,

RESOLVED, that Cooper B-Line, Inc. shall assume all of the obligations of the Merging Corporations;

RESOLVED, that Cooper B-Line, Inc., as the surviving corporation, agrees to be responsible for the payment of all such fees and franchise taxes as may be due or required of the Merging Corporations; and

RESOLVED, that the officers of Cooper B-Line, Inc. be, and each of them hereby is, authorized to execute and deliver any and all other agreements, documents and instruments, make any and all filings and to take any and all actions as in their judgment may be necessary, desirable or appropriate, their taking of any such action to be conclusive evidence thereof, in order to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

RESOLVED, that the merger herein provided for shall be effective 1:59 p.m. on December 31, 2000.

Dated: December 15, 2000

COOPER B-LINE, INC.

By:	/s/ Randall B. Ammerman
Randall B. Ammerman, Vice President

Attest:

/s/ Terrance V. Helz
Terrance V. Helz, Secretary

STATE OF TEXAS )
)
COUNTY OF HARRIS )

BEFORE ME, the undersigned authority, on this 15th day of December, 2000, personally appeared Randall B. Ammerman, Vice President of Cooper B-Line, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me duly sworn, acknowledged to me that he executed the same in the capacity therein stated, as the act and deed of the said corporation, and that the facts stated therein are true.

/s/ Barbara A. Widra
Notary Public in and for the State of Texas

CERTIFICATE OF MERGER

OF

GS METALS CORP.

(a Delaware corporation)

INTO

COOPER B-LINE, INC.

(a Delaware corporation)

*******

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
GS Metals Corp.	Delaware
Cooper B-Line, Inc.	Delaware

SECOND: That the Merger Agreement between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Cooper B-Line, Inc., a Delaware corporation.

FOURTH: That the certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

FIFTH: That the executed Merger Agreement is on file at an office of the surviving corporation, the address of which is: 600 Travis, Suite 5600, Houston, Texas 77002.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective at 11:59 p.m. on December 31, 2008.

IN WITNESS WHEREOF, this Certificate of Merger is hereby signed for and on behalf of Cooper B-Line, Inc. by its Vice President, who does hereby acknowledge that said Certificate of Merger is the act and deed of said corporation and who does hereby state under penalties of perjury that the facts stated herein are true and correct.

Dated: December 8, 2008

COOPER B-LINE, INC.

By:	/s/ John B. Reed
John B. Reed, Vice President